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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   AETNA INC.
             (Exact name of registrant as specified in its charter)

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              Connecticut                                02-0488491
(State of Incorporation or Organization)       (IRS Employer Identification No.)

         151 Farmington Avenue
         Hartford, Connecticut                              06156
(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective upon filing pursuant to         effective pursuant to General
General Instruction A.(c), please         Instruction A.(d), please check the
check the following box. [X]              following box. [ ]

                                             Name of Each Exchange on Which
Title of Each Class to be so Registered      Each Class is to be Registered
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     6 3/8% Notes due 2003                       New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None.

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   Item 1.  Description of Registrant's Securities to be Registered.

     On October 31, 2000, Aetna Services, Inc. ("Aetna Services"), a wholly-owned subsidiary of the Registrant, merged with and into the Registrant, with the Registrant being the surviving entity. Aetna Services was the issuer of its 6 3/8% Notes due 2003 (the "Debt"), registered pursuant to the Securities Exchange Act of 1934, as amended. The Debt was fully and unconditionally guaranteed by the Registrant.

     This Registration Statement is being filed to reflect the continued registration of the Debt following the merger of Aetna Services into the Registrant.

     The description of the securities set forth in the section captioned "Description of Debt Securities" in Aetna Services' Amendment No. 2 to Form S-3 Registration Statement (Registration No. 33-49543), filed with the Securities and Exchange Commission ("SEC") on July 30, 1993, as supplemented by the section captioned "Description of Notes and Debentures" in Aetna Services' Prospectus Supplement dated August 10, 1993, filed with the SEC on August 11, 1993, is incorporated herein by reference.

   Item 2.  Exhibits

1. Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, incorporated herein by reference to Aetna Services, Inc.'s Registration Statement on Form S-3 (File No. 33-50427).

2. First Indenture Supplement, dated as of August 1, 1996, to the Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, incorporated herein by reference to Exhibit 4.8 to the Registrant's Form 10-Q filed on October 25, 1996.

3. Second Indenture Supplement, dated as of October 30, 2000, to the Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                AETNA INC.



Date: October 31, 2000                          By: /s/ Ronald M. Olejnizcak
                                                  ------------------------------
                                                  Name:  Ronald M. Olejnizcak
                                                  Title: Vice President



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                                INDEX TO EXHIBITS

Exhibit
Number                    Exhibit
-------                   -------

1. Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, incorporated herein by reference to Aetna Services, Inc.'s Registration Statement on Form S-3 (File No. 33-50427).

2. First Indenture Supplement, dated as of August 1, 1996, to the Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, incorporated herein by reference to Exhibit 4.8 to the Registrant's Form 10-Q filed on October 25, 1996.

3. Second Indenture Supplement, dated as of October 30, 2000, to the Indenture, dated as of August 1, 1993, between Aetna Services, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee.